UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 10, 2022

POSTAL REALTY TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-38903	83-2586114
(State or other jurisdiction of Incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)
75 Columbia Avenue
Cedarhurst, NY 11516
(Address of principal executive offices and zip code)
(516) 295-7820
(Registrant’s telephone number)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-I2 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.I4d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	PSTL	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

Postal Realty Trust, Inc. (the “Company”) held its 2022 Annual Meeting on Friday, June 10, 2022. The proposals considered and approved by stockholders at the 2022 Annual Meeting were the following:

•The election of five directors nominated by the Company’s Board of Directors, each to serve until the 2023 Annual Meeting of Stockholders and until his or her successor is duly elected and qualifies; and
•The ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.

Election of Directors

Each of the individuals listed below was duly elected as a director of the Company to serve until the 2023 Annual Meeting of Stockholders and until his or her successor is duly elected and qualifies. Set forth below are the results of the vote for the election of directors:

Name	Votes For	Withheld	Broker Non-Votes
Patrick R. Donahoe	14,283,902	263,017	3,372,520
Barry Lefkowitz	10,448,459	4,098,460	3,372,520
Jane Gural-Senders	10,491,375	4,055,544	3,372,520
Anton Feingold	10,147,385	4,399,534	3,372,520
Andrew Spodek	14,298,426	248,493	3,372,520

Ratification of Independent Registered Public Accounting Firm

A proposal to ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022 was also presented at the 2022 Annual Meeting. Set forth below are the results of the vote for the ratification of the appointment of BDO USA, LLP as the Company’s independent auditor:

Votes For	Votes Against	Abstentions
17,867,897	19,467	32,075

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 10, 2022

POSTAL REALTY TRUST, INC.

By:	/s/ Jeremy Garber
Name: Jeremy Garber
Title: President, Treasurer and Secretary